SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      January 6, 2004

NRG Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-15891 (Commission File Number)	41-1724239 (IRS Employer Identification No.)

901 Marquette Avenue, Suite 2300 Minneapolis, MN (Address of principal executive offices)	55402 (Zip Code)

Registrant’s telephone number, including area code 612-373-5300

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.
Item 7. Financial Statements and Exhibits.
SIGNATURES
EX-99.1 Press Release

Item 5. Other Events and Regulation FD Disclosure.

On January 6, 2004 NRG Energy Inc. (NRG) provided supplemental information relating to distributions to its Class 5 (NRG Unsecured Claims) creditors, in particularly with respect to the results of the reallocation procedure as described in Article V of NRG’s Plan of Reorganization and the anticipated timing of future distributions.

Item 7. Financial Statements and Exhibits.

The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description

99.1	Press Release dated January 6, 2004.

Certain statements included in this Form 8-K are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, but are not limited to, the making of additional distributions and the receipt of additional proceeds from Xcel Energy. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct. Factors that could cause the results to differ materially from those contemplated in the forward-looking statements above include, among others, the possibility that NRG will not receive the additional payments from Xcel Energy, the possibility that NRG will not generally have adequate liquidity to make any payments or that it will not meet the liquidity thresholds necessary to make the additional distribution in October 2004.

The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this Form 8-K should not be construed as exhaustive. For more information regarding risks and uncertainties that may affect NRG’s future results, review NRG’s filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc. (Registrant)

By	/s/ Scott J. Davido Scott J. Davido Senior Vice President and General Counsel

Dated: January 7, 2004